Exhibit 99.1

AEO Inc. Reports Strong Fourth Quarter Fiscal 2025 Results; Provides Fiscal 2026 Outlook

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Total revenue increased 10% to a record $1.8 billion, driven by total comparable sales increase of 8% with positive results across brands
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Aerie comps +23%, American Eagle comps +2%
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Returned $341 million to shareholders in 2025 from $256 million in shares repurchases and $85 million in dividends
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Fiscal 2026 operating income guidance of $390 to $410 million

PITTSBURGH--(BUSINESS WIRE)--American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the fourth quarter and fiscal year ended January 31, 2026, and provided its outlook for fiscal year 2026.

Jay Schottenstein, Executive Chairman of the Board and Chief Executive Officer, AEO Inc., commented, “I am extremely pleased with the strong execution in the back half of the year, which reignited growth across our brands and channels. Building on the improved trends beginning last summer, we achieved a record fourth quarter and holiday period, with double digit growth at Aerie and OFFLINE and solid, positive performance at American Eagle. Compelling new product collections, supported by fresh marketing campaigns, led to higher demand trends in the quarter. I want to thank our associates for their resilience and outstanding execution to deliver a strong finish to 2025.”

“We enter 2026 from a position of strength with the goal of building on this year’s successes. The first quarter is off to a positive start and we remain focused on investing in our brands and driving additional corporate savings and efficiency across the business. I’m confident that our strategic actions will lead to long-term profitable growth and shareholder value creation,” he concluded.

Fourth Quarter 2025 Results:

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Total net revenue of $1.8 billion increased 10% to last year. Total comparable sales increased 8%, on top of 3% comp growth last year.
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Aerie comparable sales increased 23% on a 6% increase last year. American Eagle comparable sales grew 2% following 1% growth last year.
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Gross profit of $651 million rose 9% from $599 million last year. The gross margin of 37.0% declined 30 basis points to last year.

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The net tariff impact was $50 million or 280 basis points to gross margin. Increased markdowns were largely offset by leverage on positive sales combined with lower costs, favorable currency and operational efficiencies.
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Buying, Occupancy and Warehousing (BOW) expenses leveraged 50 basis points due to positive sales.
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Selling, general and administrative (SG&A) expenses increased 4% to $418 million, leveraging 120 basis points to a rate of 23.8% to revenue. Overall cost efficiencies and lower incentives were offset by planned investments in advertising.
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GAAP operating profit was $96 million, which includes $84 million of impairment and restructuring charges related to the company’s exit from the Quiet Platform third party logistics business, store impairments and general corporate restructuring.
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Adjusted operating profit of $180 million increased 27% from $142 million last year. The adjusted operating margin of 10.2% expanded 130 basis points from 8.9% last year.
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Other income of $15 million reflected unrealized gains on investments previously disclosed.
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GAAP Diluted earnings per share of $0.50 compared to $0.54 last year.
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Adjusted diluted earnings per share of $0.84 compared to $0.54 last year. Average diluted shares outstanding were 176 million.

Fiscal Year 2025 Results:

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Total net revenue of $5.5 billion increased 3% versus last year. Total comparable sales increased 3%, on top of 4% comp growth last year.
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Aerie comparable sales increased 9% on 5% growth last year. American Eagle comparable sales were flat following 3% growth last year.
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Gross profit of $2.0 billion decreased 3%. Gross margin of 36.9% decreased 230 basis points largely reflecting an inventory write-down taken in the first quarter, higher markdowns and the impact of tariffs, partially offset by business improvement and cost efficiencies in the second half of the year.
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Selling, general and administrative expense of $1.5 billion increased 4%, up 10 basis points as a rate to revenue. Lower incentive costs and general cost savings were offset by planned investments in advertising.
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GAAP Operating income of $226 million, which includes $102 million of impairment and restructuring charges related to the company’s exit from the Quiet Platform third party logistics business, store impairments and general corporate restructuring. GAAP operating income was $427 million last year.
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Adjusted operating income of $328 million compared to adjusted operating income of $445 million last year.
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GAAP diluted earnings per share was $1.09 compared to $1.68 last year.
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Adjusted diluted earnings per share was $1.50 compared to adjusted diluted earnings per share of $1.74 last year. Average diluted shares outstanding were 176 million.

Inventory

Total ending inventory increased 10% to $702 million with units up 3%. Ending cost inventory includes the impact of tariffs.

Shareholder Returns

In the fourth quarter the company repurchased one million shares for $25 million, bringing full year repurchases to 21 million shares for $256 million. The company also returned $21 million to shareholders via its quarterly cash dividend of $0.125 per share, bringing year-to-date cash dividends to $85 million.

Capital Expenditures

Capital expenditures totaled $59 million in the fourth quarter, bringing full year spend to $261 million. The company expects 2026 capital expenditures to be in the range of $250 to $260 million.

Outlook

*All guidance is based on estimates and includes tariffs reflecting 2025 IEEPA guidelines.

	First Quarter 2026 Outlook	Fiscal Year 2026 Outlook
Comparable Sales	+ High-Single Digit	+ Mid-Single Digit
Gross Margin	Up YoY	Up YoY
SG&A	+10%	+MSD
Depreciation and Amortization	$54 M	$225 M
Operating Income	$20 to $25 M	$390 to $410 M
Weighted Average Share Count	176 M	177 M
Capital Expenditures	-	$250 to $260 M

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

Non-GAAP Measures

This press release includes operating income and diluted earnings per share presented on an “adjusted” or “non-GAAP” basis, which are non-GAAP financial measures. Non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (GAAP) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. We believe that this non-GAAP information is useful as an additional means for investors to evaluate our operating performance when reviewed in conjunction with our GAAP Consolidated Financial Statements and provides a higher degree of transparency. These amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating our business and operations. The tables included in this release reconcile the GAAP financial measures to the non-GAAP financial measures discussed above for the 13 weeks ended January 31, 2026 and both the 52 weeks ended January 31, 2026 and February 1, 2025.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including, without limitation, expected results for the first quarter and full-year Fiscal 2026. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and in any other filings that we may make with the Securities and Exchange Commission, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate fluctuations in customer demand and respond to changing consumer preferences and fashion trends and to manage our inventory commensurately; the seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic or attract customers to our stores; our inability to respond to changes in e-commerce and leverage omni-channel capabilities; our inability to execute on our key business priorities; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; the impact that import tariffs and other trade restrictions imposed by the U.S., China or other countries have had, and may continue to have, on our product costs, as well as continued uncertainty with respect to tariffs and other trade restrictions; the possibility that product costs may be affected by other foreign trade issues, such as currency exchange rate fluctuations, increasing prices for raw materials, supply chain issues, political instability or other reasons; challenges with information technology systems, including safeguarding against security breaches; changes to U.S. or other countries' trade policies and tariff and import/export regulations, and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

The use of the “company,” “AEO,” “we,” "us," and “our” in this release refers to American Eagle Outfitters, Inc.

CONTACT:

Corporate Communications & Investor Relations

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)
	Fiscal Years Ending
	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$238,923	$308,962
Short-term investments	—	50,000
Merchandise inventory	701,966	636,655
Accounts receivable, net	258,624	262,365
Prepaid expenses	93,231	76,088
Other current assets	21,429	20,161
Total current assets	1,314,173	1,354,231
Operating lease right-of-use assets	1,483,393	1,295,400
Property and equipment, at cost, net of accumulated depreciation	785,622	751,264
Goodwill, net	225,269	225,079
Non-current deferred income taxes	85,532	68,158
Intangible assets, net	37,468	42,449
Other assets	111,024	94,194
Total assets	$4,042,481	$3,830,775
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$251,761	$280,712
Current portion of operating lease liabilities	318,078	313,034
Accrued compensation and payroll taxes	82,354	113,388
Unredeemed gift cards and gift certificates	75,278	70,094
Accrued income and other taxes	41,290	30,677
Other current liabilities and accrued expenses	96,875	74,751
Total current liabilities	865,636	882,656
Non-current liabilities:
Non-current operating lease liabilities	1,415,046	1,133,296
Other non-current liabilities	70,365	47,963
Total non-current liabilities	1,485,411	1,181,259
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	2,496	2,496
Contributed capital	382,676	362,616
Accumulated other comprehensive loss	(15,586)	(56,390)
Retained earnings	2,552,721	2,456,063
Treasury stock	(1,229,154)	(1,001,154)
Total AEO stockholders' equity	1,693,153	1,763,631
Noncontrolling interests	(1,719)	3,229
Total stockholders’ equity	1,691,434	1,766,860
Total liabilities and stockholders’ equity	$4,042,481	$3,830,775

Current Ratio	1.52	1.53

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars and shares in thousands, except per share amounts)
	GAAP Basis
	Fourth Quarter Ended
	January 31, 2026		February 1, 2025
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$1,760,834	100.0%	$1,604,633	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	1,109,773	63.0	1,005,458	62.7
Gross profit	651,061	37.0	599,175	37.3
Selling, general and administrative expenses	418,198	23.8	401,628	25.0
Impairment, restructuring and other charges	84,483	4.8	—	0.0
Depreciation and amortization expense	52,635	3.0	55,277	3.4
Operating income	95,745	5.4	142,270	8.9
Interest expense (income), net	268	0.0	(2,355)	(0.1)
Other (income), net	(14,781)	(0.8)	(2,375)	(0.2)
Income before income taxes	$110,258	6.2	$147,000	9.2
Provision for income taxes	26,636	1.5	43,434	2.7
Net income	$83,622	4.7	$103,566	6.5
Net loss attributable to noncontrolling interests	4,283	0.3	779	0.0
Net income attributable to AEO	$87,905	5.0%	$104,345	6.5%

Net income per common share
Basic net income per common share attributable to AEO	$0.52		$0.55
Diluted net income per common share attributable to AEO	$0.50		$0.54

Weighted average common shares outstanding - basic	169,188		190,497
Weighted average common shares outstanding - diluted	175,701		193,496

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars and shares in thousands, except per share amounts)
	GAAP Basis
	Fiscal Year Ended
	January 31, 2026		February 1, 2025
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$5,496,810	100.0%	$5,328,652	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	3,471,489	63.1	3,239,719	60.8
Gross profit	2,025,321	36.9	2,088,933	39.2
Selling, general and administrative expenses	1,485,535	27.0	1,431,814	26.9
Impairment, restructuring, and other charges	101,603	1.9	17,561	0.3
Depreciation and amortization expense	211,961	3.9	212,255	4.0
Operating income	226,222	4.1	427,303	8.0
Interest expense (income), net	4,112	0.1	(7,769)	(0.1)
Other (income), net	(27,278)	(0.5)	(4,685)	(0.1)
Income before income taxes	$249,388	4.5	$439,757	8.2
Provision for income taxes	63,866	1.1	112,854	2.1
Net income	$185,522	3.4	$326,903	6.1
Net loss attributable to noncontrolling interests	6,461	0.1	2,477	0.1
Net income attributable to AEO	$191,983	3.5%	$329,380	6.2%

Net income per common share
Basic net income per common share attributable to AEO	$1.12		$1.71
Diluted net income per common share attributable to AEO	$1.09		$1.68

Weighted average common shares outstanding - basic	172,165		193,056
Weighted average common shares outstanding - diluted	176,141		196,412

AMERICAN EAGLE OUTFITTERS, INC.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)
	13 Weeks Ended
	January 31, 2026
	Operating Income	Income Tax Expense	Effective Tax Rate	Net Income Attributable to AEO	Earnings per Diluted Share
GAAP Basis	$95,745	$26,636	24.2%	$87,905	$0.50
% of Revenue	5.4%			5.0%

Add: Impairment and restructuring charges (1)	$84,483			$63,992	0.36

Tax effect of the above (2)		$20,491

Net loss attributable to non-controlling interests				$(3,707)	(0.02)

Non-GAAP Basis	$180,228	$47,127	24.2%	$148,190	$0.84
% of Revenue	10.2%			8.4%

(1) The adjustments relate to the Company's exit from the Quiet Platforms third party logistics business, store impairments, and corporate restructuring.

(2) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and on a non-GAAP basis.

AMERICAN EAGLE OUTFITTERS, INC.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)
	Fiscal Year Ended
	January 31, 2026
	Operating Income	Income Tax Expense	Effective Tax Rate	Net Income Attributable to AEO	Earnings per Diluted Share
GAAP Basis	$226,222	$63,866	25.6%	$191,983	$1.09
% of Revenue	4.1%			3.5%

Add: Impairment and restructuring charges (1)	$101,603			$76,794	$0.43

Tax effect of the above (2)		$24,809

Net loss attributable to non-controlling interests				$(3,707)	$(0.02)

Non-GAAP Basis	$327,825	$88,675	25.3%	$265,070	$1.50
% of Revenue	6.0%			4.8%

(1) The adjustments relate to the Company's exit from the Quiet Platforms third party logistics business, store impairments, and corporate restructuring.

(2) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and on a non-GAAP basis.

AMERICAN EAGLE OUTFITTERS, INC.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)
	Fiscal Year Ended
	February 1, 2025
	Operating Income	Income Tax Expense	Effective Tax Rate	Net Income Attributable to AEO	Earnings per Diluted Share
GAAP Basis	$427,303	$112,854	25.7%	$329,380	$1.68
% of Revenue	8.0%			6.2%

Add: Impairment, restructuring and other charges (1)	$17,561			$12,983	$0.06

Tax effect of the above		$4,577

Non-GAAP Basis	$444,864	$117,431	25.7%	$342,363	$1.74
% of Revenue	8.3%			6.4%

(1) The adjustments relate to restructuring costs related to employee severance, as well as impairment and restructuring costs related to the sale of the Company's Hong Kong retail operations to a third party buyer. Please refer to Note 14. “Impairment, Restructuring and Other Charges,” to the Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 12, 2024 for further information on the nature of these amounts.

(2) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and on a non-GAAP basis.

AMERICAN EAGLE OUTFITTERS, INC.
NET REVENUE BY SEGMENT
(Unaudited; Dollars in thousands)
	Fourth Quarter Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net Revenue:
American Eagle	$1,019,033	$1,000,935	$3,367,033	$3,385,231
Aerie	683,841	539,673	1,934,702	1,738,414
Other	65,910	74,906	226,027	243,907
Intersegment Elimination	(7,950)	(10,881)	(30,952)	(38,900)
Total Net Revenue	$1,760,834	$1,604,633	$5,496,810	$5,328,652

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(Unaudited)
	Fourth Quarter Ended	Fiscal Year Ended
	January 31, 2026	January 31, 2026
Consolidated stores at beginning of period	1,190	1,172
Consolidated stores opened during the period
AE Brand (1)	6	12
Aerie (incl. OFFL/NE) (2)	8	22
Todd Snyder	—	4
Unsubscribed	—	2
Consolidated stores closed during the period
AE Brand (1)	(33)	(36)
Aerie (incl. OFFL/NE) (2)	(3)	(8)
Total consolidated stores at end of period	1,168	1,168

Stores by Brand
AE Brand (1)	805
Aerie (incl. OFFL/NE) (2)	332
Todd Snyder	23
Unsubscribed	8
Total consolidated stores at end of period	1,168

Total gross square footage at end of period (in '000)	7,198	7,198

International license locations at end of period (3)	357	357

(1) AE Brand includes AE stand alone locations, AE/Aerie side-by side locations, AE/OFFL/NE side-by-side locations, and AE/Aerie/OFFL/NE side-by-side locations.

(2) Aerie (incl. OFFL/NE) includes Aerie stand alone locations, OFFL/NE stand alone locations, and Aerie/OFFL/NE side-by-side locations.

(3) International license locations (retail stores and concessions) are not included in the consolidated store data or the total gross square footage calculation.